UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Sec. 240.14a-12.

iSHARES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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IMPORTANT NOTICE – IMMEDIATE ATTENTION REQUESTED

Act Now to Avoid Interruption to Your iShares Fund – Further Delay

May Result in the Closure and Liquidation of Your Fund

Dear Shareholder of the iShares S&P Global Consumer Discretionary Sector Index Fund,

The iShares Funds recently contacted you regarding a Special Meeting of Shareholders (the “Meeting”) to approve a new investment advisory agreement (the “New Advisory Agreement”) for all iShares Funds. Due to a lack of sufficient shareholder votes on the proposal to approve the New Advisory Agreement for the iShares S&P Global Consumer Discretionary Sector Index Fund, the Meeting has been adjourned for a fourth time to December 22, 2009 at 5:00 PM (PST).

The existing investment advisory agreement for the iShares S&P Global Consumer Discretionary Sector Index Fund terminated on December 1, 2009 and your iShares Fund is now being managed pursuant to an interim advisory agreement. Shareholder action is now required to approve the New Advisory Agreement for your iShares Fund. Please act now to ensure that your iShares Fund continues to operate without interruption.

The Board of Trustees of your iShares Funds has unanimously recommended that shareholders vote in favor of the proposal to approve the New Advisory Agreement. If we do not have a sufficient number of votes to hold the Meeting, the Board of Trustees of your iShares Fund will take such action it deems necessary and in the best interests of the iShares Fund and its shareholders, including closing and liquidating the iShares S&P Global Consumer Discretionary Sector Index Fund. After repeated attempts, we still have not yet received your vote. We urge you to vote today without further delay.

To vote your shares, please call 1-866-450-8471. Representatives are available Monday through Friday 9:30 AM to 12:00 Midnight (EST), Saturday from 10:00 AM to 9:00 PM (EST), and Sunday from 12:00 Noon to 6:00 PM (EST). If you are an institutional shareholder or a shareholder located outside the U.S. and need assistance in voting your shares, please call +1 646-378-4860 (international collect calls are accepted). You may also vote by mail, automated telephone, or internet, as further detailed on the enclosed proxy card.

On behalf of the Board of Directors/Trustees of the iShares Funds, please accept my thanks for your participation in this important matter.

Sincerely,

Lee T. Kranefuss
Chairman of the Boards of Directors/Trustees iShares, Inc. and iShares Trust

ISHA-ADJ-011

IMPORTANT NOTICE – IMMEDIATE ATTENTION REQUESTED

Act Now to Avoid Interruption to Your iShares Fund – Further Delay

May Result in the Closure and Liquidation of Your Fund

Dear Shareholder of the iShares S&P Global Consumer Discretionary Sector Index Fund,

The iShares Funds recently contacted you regarding a Special Meeting of Shareholders (the “Meeting”) to approve a new investment advisory agreement (the “New Advisory Agreement”) for all iShares Funds. Due to a lack of sufficient shareholder votes on the proposal to approve the New Advisory Agreement for the iShares S&P Global Consumer Discretionary Sector Index Fund, the Meeting has been adjourned for a fourth time to December 22, 2009 at 5:00 PM (PST).

The existing investment advisory agreement for the iShares S&P Global Consumer Discretionary Sector Index Fund terminated on December 1, 2009 and your iShares Fund is now being managed pursuant to an interim advisory agreement. Shareholder action is now required to approve the New Advisory Agreement for your iShares Fund. Please act now to ensure that your iShares Fund continues to operate without interruption.

The Board of Trustees of your iShares Funds has unanimously recommended that shareholders vote in favor of the proposal to approve the New Advisory Agreement. If we do not have a sufficient number of votes to hold the Meeting, the Board of Trustees of your iShares Fund will take such action it deems necessary and in the best interests of the iShares Fund and its shareholders, including closing and liquidating the iShares S&P Global Consumer Discretionary Sector Index Fund. After repeated attempts, we still have not yet received your vote. We urge you to vote today without further delay.

To vote your shares, please call 1-866-450-8471. Representatives are available Monday through Friday 9:30 AM to 12:00 Midnight (EST), Saturday from 10:00 AM to 9:00 PM (EST), and Sunday from 12:00 Noon to 6:00 PM (EST). If you are an institutional shareholder or a shareholder located outside the U.S. and need assistance in voting your shares, please call +1 646-378-4860 (international collect calls are accepted). You may also vote by internet, as further detailed in this email.

On behalf of the Board of Directors/Trustees of the iShares Funds, please accept my thanks for your participation in this important matter.

Sincerely,

Lee T. Kranefuss
Chairman of the Boards of Directors/Trustees iShares, Inc. and iShares Trust

ISHA-ADJ-011